Exhibit 10.26

FORM OF

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (this “Agreement”) dated as of «Date» (the “Date of Grant”) between MedImmune, Inc., a Delaware Corporation (the “Company”) and «LastName» «LastName», (the “Optionee”), which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require.  Capitalized terms used herein but not defined shall have the meanings attributed to them in the 2003 Plan (as defined below).

Pursuant to the Company’s 2003 Non-Employee Directors Stock Option Plan (the “2003 Plan”), the Company has authorized the execution and delivery of this Agreement.  A copy of the 2003 Plan as in effect on the Date of Grant has been supplied to the Optionee, and the Optionee hereby acknowledges receipt thereof.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Grant of Option.  Subject to all the terms and conditions of the 2003 Plan and this Agreement, the Company has granted to the Optionee on the Date of Grant an option (the “Option”) to purchase                     shares of Common Stock.  The Option is not intended to qualify under Section 422 of the Code.

2.                                       Exercise Price.  The exercise price per share of Common Stock covered by this Option shall be $«Price» (“Option Price”), which is 100% of the Fair Market Value of the Common Stock on the Date of Grant.

3.                                       Vesting.

(a)                                  The Optionee’s right to purchase shares under this option shall become vested in accordance with the following schedule, provided that the Optionee remains a member of the Board on the respective dates:

Shares	Vesting Date

«Date1»
«Date2»
«Date3»
«Date4»

(b)                                  Notwithstanding paragraph (a) above, if at any time while the Option is outstanding there is a Change in Control of the Company, the Option shall be treated in accordance with Section 4.3 of the 2003 Plan.

4.                                       Term.  The term of the Option (the “Option Term”) shall commence on the Date of Grant and shall expire on the tenth anniversary of the Date of Grant.  Unless the Option shall have been earlier terminated in accordance with the terms of Section 5 hereof, shares as to which the Option becomes exercisable pursuant to Section 3 of this Agreement may be purchased at any time during the Option Term.

5.                                       Termination of Option.  The unexercised portion of the Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(a)  the expiration of the Option Term;

(b)  the expiration of three months from the date of termination of the Optionee’s service as a member of the Board (other than a termination described in subparagraph (c) or (d) below);

(c)  the expiration of 12 months from the date of termination of the Optionee’s service as a member of the Board as a result of Optionee’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code); and

(d)  immediately upon the termination of the Optionee’s service as a member of the Board, if such termination is for “cause” (as defined in Section 6.3 of the 2003 Plan).

6.                                       Procedure for Exercise.

(a)  The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice (the “Notice”) from the Optionee to the Secretary of the Company, which Notice shall:

(i)  state that the Optionee elects to exercise the Option;

(ii)  state the number of shares with respect to which the Optionee is exercising the option (the “Optioned Shares”);

(iii)  state the method of payment for the Optioned Shares pursuant to Section 6(b) hereof;

(iv)  in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 10 hereof, include appropriate proof of the right of such person to exercise the Option;

(v)  state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of the Option and within 30 days of the date of delivery of the Notice);

(vi)  include any representation of the Optionee required pursuant to Section 9(b) hereof; and

(vii) comply with such further provisions consistent with the 2003 Plan as the

Board may from time to time require.

(b)                                 Payment of the Option Price for the Optioned Shares shall be made (i) in cash or by cash equivalent acceptable to the Board, (ii) in Common Stock that has been held by the Optionee for at least six months (or such other period as the Board may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares determined on the date of exercise, (iii) to the extent permitted by the Board, by a broker-assisted “cashless exercise or (iv) by a combination of the methods described above.

(c)                                  No single exercise of the Option shall be for fewer than 100 shares unless the number of Optioned Shares purchased is the total number at the time available for purchase under this Option.

7.                                       No Rights as a Stockholder, Employee, etc.

(a)                                  The Optionee shall not have any privileges of a stockholder of the Company with respect to any shares of Common Stock subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

(b)                                 Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue in the service of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or its subsidiaries or the stockholders of the Company to terminate the Optionee’s directorship or to increase or decrease the Optionee’s compensation at any time.

8.                                       Adjustments.                        If at any time while the Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 4.2 of the 2003 Plan, the number and kind of shares and/or the Option Price of such shares shall be adjusted in accordance with the provisions of Section 4.2 of the 2003 Plan.

9.                                       Additional Provisions Related to Exercise.

(a)                                  The Option shall be exercisable only on such date or dates and during such period and for such number of shares of Common Stock as are set forth in this Agreement.

(b)                                 Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Optioned Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Optioned Shares shall be acquired for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws.  No Optioned Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Board has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Board shall be final, binding, and conclusive.

10.                                 Restriction on Transfer of Option.   The Option shall be nontransferable except (i) upon the Optionee’s death, by the Optionee’s will or the laws of descent and distribution or (ii) during the Optionee’s lifetime and subject to the prior approval of the Board at the time of proposed transfer, transfer all or part of the Option to the Optionee’s family member (as defined below).  The transfer of a Option may be subject to such other terms and conditions as the Board may in its discretion impose from time to time.  Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

For purposes hereof, a “family member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

If the Optionee dies, the Option shall thereafter be exercisable by the Optionee’s executors or administrators to the extent it was exercisable at the date of the Optionee’s death and shall not have been previously exercised.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.  No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer.  During the lifetime of an Optionee, except as provided above, the Option shall be exercisable only by the Optionee, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by the Optionee’s guardian or legal representative.  In the event of any transfer of an Option to a family member in accordance with the provisions of this section, such family member shall thereafter have all rights that would otherwise be held by such Optionee (or by such Optionee’s guardian, legal representative or beneficiary), except as otherwise provided herein.

11.                                 Restrictive Legend.    In order to reflect the restrictions on disposition of Optioned Shares, all stock certificates representing the Optioned Shares shall, if required by the Company at a time when there is not in effect a registration statement under the Securities Act relating to the Optioned Shares, have affixed thereto a legend substantially in the following form.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

12.                                 Notices.    All notices or other communications which are required or permitted hereunder shall be deemed sufficient if contained in a written instrument given by personal delivery, telex, telecopier, telegram, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

if the Company, to:

MedImmune, Inc.

35 West Watkins Mill Road

Gaithersburg, MD 20878

Attention: Corporate Secretary

if to the Optionee, to:

«FirstName» «LastName»

«Address1»

«City», «State» «PostalCode»

All such notices, advances and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier, upon receipt of machine confirmation, and (c) in the case of mailing, on the third business day following such mailing.

13.                                 No Waiver.    No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

14.                                 Optionee Undertaking.  The Optionee shall take whatever additional actions and execute whatever additional documents the Company or the Board may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

15.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding the choice of law rules thereof.

16.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

17.                                 Option Subject to Plan.  By entering into this Agreement, the Optionee agrees and acknowledges that the 2003 Plan and the terms and provisions of the 2003 Plan, as it may be amended from time to time, are hereby incorporated by reference.  In the event of a conflict between any term or provision contained in this Agreement and any term or provision of the 2003 Plan, the applicable terms and provisions of the 2003 Plan will govern and prevail.

18.                                 Entire Agreement.  This Agreement and the 2003 Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, superceding any and all prior agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

MEDIMMUNE, INC.

By:
NAME:
TITLE:

OPTIONEE:

By:
Name: «FirstName»«LastName»